Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 28, 2015, with respect to the financial statements of Smooch Labs, Inc. included in this Current Report (Form 8-K/A) of Spark Networks, Inc. for the period from January 6, 2014 (inception) through December 31, 2014.  We consent to the incorporation by reference of said report in the Registration Statements of Spark Networks, Inc. on Forms S-8 (File No. 333-129819, File No. 333-144441, 333-156838 and File No. 333-191240).

/s/ GRANT THORNTON LLP

Irvine, California

December 28, 2015